EXHIBIT 10.5

QUANEX CORPORATION

EXECUTIVE RESTRICTED STOCK AWARD AGREEMENT

<<Full Name>>
Grantee

Date of Award:	<< >>

Number of Shares:	<< >>

General Vesting Schedule/Restriction Period:

[3 years, with vesting in installments of 33 1/3% on the anniversary date of the Date of Award in each of the years               ,                and               .]

[100% exercisable on the [first][second][third] anniversary of the Date of Award. 0% exercisable prior to the [first][second][third] anniversary of the Date of Award.]

AWARD OF RESTRICTED STOCK

1.             GRANT OF RESTRICTED STOCK AWARD. The Compensation Committee (the “Committee”) of the Board of Directors of Quanex Corporation, a Delaware corporation (the “Company”), pursuant to the Quanex Corporation 2006 Omnibus Incentive Plan (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of shares (the “Shares”) of the Company’s common stock, $0.50 par value per share (the “Common Stock”), set forth above as Restricted Stock on the following terms and conditions:

During the Restricted Period, the Shares of Restricted Stock will be evidenced by entries in the stock register of the Company reflecting that such Shares of Restricted Stock have been issued in your name. For purposes of this Agreement, the term “Restricted Period” means the period designated by the Committee during which the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered.

The Shares that are awarded hereby to you as Restricted Stock shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such Shares and the obligation to forfeit and surrender such Shares to the Company (the “Forfeiture Restrictions”). The Restricted Period and all Forfeiture Restrictions on the Restricted Stock covered hereby shall lapse as to those shares when the shares become vested and you meet all other terms and conditions of this Agreement.

2.             TERMINATION OF EMPLOYMENT/CHANGE IN CONTROL. The following provisions will apply in the event your employment with the Company and all Affiliates (collectively, the “Company Group”) terminates, or a change in control of the Company as defined in the Change in Control Agreement between you and the Company (“Change in Control”) occurs, before the third anniversary of the Date of Award (the “Third Anniversary Date”) under the Agreement:

2.1           Termination Generally. Except as specified in Sections 2.2 through 2.4 below, if your employment with the Company Group terminates on or before the Third Anniversary Date, the Forfeiture Restrictions then applicable to the Shares of Restricted Stock shall not lapse and the number of Shares of Restricted Stock then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date your employment terminates.

Executive

[Cliff Vesting]—[Graded Vesting]

2.2           Potential or Actual Change in Control.

(i)            Termination Without Cause or for Good Reason in Connection With a Potential Change in Control Before the Third Anniversary Date. If (a) the Company Group terminates your employment without Cause (as defined in the Change in Control Agreement between you and the Company) on or before the Third Anniversary Date prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination is at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (b) you terminate your employment with the Company Group for Good Reason (as defined in the Change in Control Agreement between you and the Company) on or before the Third Anniversary Date prior to a Change in Control (whether or not a Change in Control ever occurs), and such termination or the circumstance or event which constitutes Good Reason occurs at the request or direction of a person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs), then all remaining Forfeiture Restrictions shall immediately lapse on the date of the termination of your employment relationship.

(ii)           Employment Not Terminated Before a Change in Control on or Before the Third Anniversary Date. If a Change in Control occurs on or before the Third Anniversary Date and your employment with the Company Group does not terminate before the date the Change in Control occurs, then all remaining Forfeiture Restrictions shall immediately lapse on the date the Change in Control occurs.

2.3           Disability. Notwithstanding any other provision of this Agreement to the contrary, if you incur a Disability before the Third Anniversary Date and while in the active employ of one or more members of the Company Group, all remaining Forfeiture Restrictions shall lapse on a prorated basis determined by dividing the number of days during the period commencing on the [last anniversary vesting date][Date of Grant] and ending on the date of your Disability by 1095.

2.4           Death. Notwithstanding any other provision of this Agreement to the contrary, if you die before the Third Anniversary Date and while in the active employ of one or more members of the Company Group, all remaining Forfeiture Restrictions shall lapse on a prorated basis determined by dividing the number of days during the period commencing on the [last anniversary vesting date][Date of Grant] and ending on the date of your death by 1095.

3.             TAX WITHHOLDING. To the extent that the receipt of the Shares of Restricted Stock or the lapse of any Forfeiture Restrictions results in income, wages or other compensation to you for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, you shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company is authorized to withhold from the Shares awarded hereby or from any cash or stock remuneration or other payment then or thereafter payable to you any tax required to be withheld by reason of such taxable income, wages or compensation sufficient to satisfy the withholding obligation based on the last per share sales price of the Common Stock for the trading day immediately preceding the date that the withholding obligation arises, as reported in the New York Stock Exchange Composite Transactions.

4.             NONTRANSFERABILITY. This Agreement is not transferable by you otherwise than by will or by the laws of descent and distribution. The Shares of Restricted Stock awarded hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company Group shall not be bound thereby.

Further, the Shares awarded hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares. Upon the lapse of the Forfeiture Restrictions with respect to Shares awarded hereby such Shares shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).

5.             CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Shares of Restricted Stock shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.             RIGHTS REGARDING DISTRIBUTIONS MADE BY THE COMPANY DURING THE RESTRICTED PERIOD. During the Restricted Period, (a) any securities of the Company distributed by the Company in respect of the Shares of Restricted Stock will be evidenced by entries in the appropriate securities register of the Company reflecting that such securities of the Company, if any, have been issued in your name (the “Retained Company Securities”) and (b) any securities of any company other than the Company or any other property (other than regular cash dividends) distributed by the Company in respect of the Shares of Restricted Stock will be evidenced in your name by such certificates or in such other manner as the Company determines (the “Retained Other Securities and Property”) and may bear a restrictive legend to the effect that ownership of such Retained Other Securities and Property and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement. The Retained Company Securities and the Retained Other Securities and Property (collectively, the “Retained Distributions”) shall be subject to the same restrictions, terms and conditions as are applicable to the Shares of Restricted Stock.

7.             RIGHTS WITH RESPECT TO SHARES OF RESTRICTED STOCK AND RETAINED DISTRIBUTIONS DURING RESTRICTED PERIOD. You shall have the right to vote the Shares of Restricted Stock awarded to you and to receive and retain all regular cash dividends (which will be paid currently and in no case later than the end of the calendar year in which the dividends are paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Stock), and to exercise all other rights, powers and privileges of a holder of the Common Stock, with respect to such Shares of Restricted Stock, with the exception that (a) you shall not be entitled to have custody of such Shares of Restricted Stock until the Forfeiture Restrictions applicable thereto shall have lapsed, (b) the Company shall retain custody of all

Retained Distributions made or declared with respect to the Shares of Restricted Stock until such time, if ever, as the Forfeiture Restrictions applicable to the Shares of Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have lapsed, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) you may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Shares of Restricted Stock or any Retained Distributions during the Restricted Period. During the Restricted Period, the Company may, in its sole discretion, issue certificates for some or all of the Shares of Restricted Stock, in which case all such certificates shall be delivered to the Corporate Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Shares of Restricted Stock occurs or the Forfeiture Restrictions lapse. When requested by the Company, you shall execute such stock powers or other instruments of assignment as the Company requests relating to transfer to the Company of all or any portion of such Shares of Restricted Stock and any Retained Distributions that are forfeited in accordance with the Plan and this Agreement.

8.             EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, you shall be considered to be in the employment of the Company Group as long as you have an employment relationship with the Company Group. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

9.             SECTION 83(B) ELECTION. You shall not exercise the election permitted under Section 83(b) of the Code with respect to the Shares of Restricted Stock without the written approval of the Chief Financial Officer or General Counsel of the Company.

10.          NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between you and the Company or any Affiliate or guarantee the right to remain employed by the Company or any Affiliate for any specified term.

11.          SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

12.          REGISTRATION. The Shares that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.

13.          LIMIT OF LIABILITY. Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

14.          MISCELLANEOUS. This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control. The term “you” and “your” refer to the Grantee named in this Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan.

In accepting the award of Shares of Restricted Stock set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan and this Agreement.

QUANEX CORPORATION

Raymond Jean – Chief Executive Officer